                                                                   EXHIBIT 10.45


                                STAMPS.COM INC.
                                ---------------

               REVOLVING NOTE SECURED BY STOCK PLEDGE AGREEMENT
               ------------------------------------------------

$6,000,000                                                        April 12, 2000
                                                        Santa Monica, California

          FOR VALUE RECEIVED, John Payne ("Maker") promises to pay to the order of Stamps.com Inc., a Delaware corporation (the "Corporation"), at its corporate offices at 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California, 90405, the principal sum of SIX MILLION DOLLARS ($6,000,000) or such lesser amount of Advances (as defined in Section 1 below) as may be outstanding from time to time pursuant to the terms hereof, together with all accrued interest thereon, upon the terms and conditions specified below.

          1.  Amount Due.  Pursuant to the Guarantee, by and between the
              ----------
Corporation and Salomon Smith Barney Inc. ("SSB"), the Corporation has agreed to satisfy, on behalf of the Maker, any margin calls made by SSB to Maker by establishing a cash collateral account (the "Account"). The amount of any such margin call so satisfied by the Corporation shall be an "Advance" hereunder. To the extent that SSB releases its security interest in the Account, Advances hereunder shall no longer be outstanding and the principal amount previously outstanding with respect to such Advances shall be deemed repaid.

          2.  Interest.  Interest shall accrue on the unpaid Advances
              --------
outstanding from time to time under this Note at the prime rate, compounded semi-annually. Accrued and unpaid interest shall become due and payable on April 12, 2001, subject to the accelerated payment provisions of Paragraph 5 of this Note; provided, however, that the Board of Directors of the Corporation may in its sole discretion extend such date.

          3.  Principal.  The entire principal balance of this Note shall become
              ---------
due and payable in one lump sum on April 12, 2001, subject to the accelerated payment provisions of Paragraphs 5 and 6 of this Note; provided, however, that the Board of Directors of the Corporation may in its sole discretion extend such date.

          4.  Payment.  Payment shall be made in lawful tender of the United
              -------
States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

          5.  Events of Acceleration.  The entire unpaid principal balance of
              ----------------------
this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

              A. The failure of the Maker to pay any installment of accrued interest under this Note when due and the continuation of such default for more than thirty (30) days.

              B. The expiration of the thirty (30)-day period following the date the Maker ceases for any reason to remain in the employ of the Corporation.

              C. The insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker.

              D. An acquisition of the Corporation (whether by merger, sale of all or substantially all of the Corporation's assets or sale of more than fifty percent (50%) of the Corporation's outstanding voting securities) for consideration payable in cash or freely-tradable securities; provided,
                                                                  --------
     however, that if the Pooling of Interest Method, as described in Accounting Principles Board Opinion No. 16, is used to account for the acquisition for financial accounting purposes, then acceleration of this Note shall not occur until the end of the sixty (60)-day period immediately following the close of the applicable transfer restriction period required under Accounting Series Release Numbers 130 and 135.

              E. The occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

              F. The Market Price (as defined below) of one share of the Corporation Common Stock on any three consecutive trading days is either below $6 or above $30. "Market Price" as of any day shall mean:

                  (x) If the Common Stock is at the time traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date


                                       2.

              for which such quotation exists shall be determinative of fair market value.

                  (y) If the Common Stock is at the time listed on the American Stock Exchange or the New York Stock Exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

              G. The shares of the Corporation's Common Stock cease to be listed on a national securities exchange or quoted on a Nasdaq Stock Market.

          6.  Employment.  The Maker shall be deemed to continue in employment
              ----------
with the Corporation for so long as he or she renders services as an employee of the Corporation or one or more of the Corporation's fifty percent (50%) or more owned (directly or indirectly) subsdiaries.

          7.  Security.  Payment of this Note shall be secured by a pledge of
              --------
1,467,000 shares of the Corporation's Common Stock ("Pledged Shares") with the Corporation pursuant to the Stock Pledge Agreement to be executed as of the date hereof by the Maker. Unless otherwise agreed among the Maker, SSB and the Corporation, the Corporation's right to proceed against the Pledged Shares pursuant to the Stock Pledge Agreement shall be subordinate to the right of SSB to proceed against the Pledged Shares pursuant to the Pledge Agreement, dated as of February 12, 2000, by and among the Maker and SSB. The Maker, however, shall remain personally liable for payment of this Note, and any and all assets of the Maker, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

          8.  Collection.  If action is instituted to collect this Note, the
              ----------
Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

          9.  Waiver.  A waiver of any term of this Note, the Stock Pledge
              ------
Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms.



                                       3.

          No delay by the Corporation in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

          The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

          10.  Conflicting Agreements.  In the event of any inconsistencies
               ----------------------
between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          11.  Governing Law.  This Note shall be construed in accordance with
               -------------
the laws of the State of California without resort to that State's conflict-of-laws rules.


                                                 /s/ John M. Payne
                                      ----------------------------------------
                                                MAKER: JOHN M. PAYNE

                                       4.